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                                                                   Exhibit 10.11

                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.












                                LICENSE AGREEMENT


                                     BETWEEN


                                  ATHERSYS, INC


                                       AND


                               ATHERSYS NEWCO LTD.

                                TABLE OF CONTENTS


1.    DEFINITIONS.............................................................3

2.    ATHERSYS LICENSE TO NEWCO..............................................11

3.    SUBSTITUTE INDICATIONS/PRODUCTS........................................12

4.    INTELLECTUAL PROPERTY..................................................12

5.    AFTER ACQUIRED TECHNOLOGY..............................................15

6.    FINANCIAL PROVISIONS...................................................15

7.    RIGHT OF INSPECTION AND AUDIT..........................................16

8.    REPRESENTATIONS AND WARRANTIES.........................................17

9.    TERM AND TERMINATION...................................................19

10.   CONFIDENTIAL INFORMATION...............................................21

11.   GOVERNING LAW AND JURISDICTION.........................................23

12.   IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE...........................23

13.   ASSIGNMENT.............................................................23

14.   NOTICES................................................................24

15.   MISCELLANEOUS..........................................................25


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THIS LICENSE AGREEMENT is made and entered into as of this 21st day of October
1999

BY AND BETWEEN:

(1) ATHERSYS, INC., a Delaware corporation having its principal place of business at 11000 Cedar Avenue, Cleveland, Ohio 44106; and

(2) ATHERSYS NEWCO LTD., a Bermuda exempted limited liability company incorporated under the laws of Bermuda and having its registered office at Clarendon House, Church St., Hamilton, Bermuda.

RECITALS:

A. Simultaneously herewith, Athersys, Elan, EIS, and Newco (capitalized terms used herein are defined below) are entering into the JDOA which establishes inter alia, the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of, and their dealings with Newco.

B. Newco desires to enter into this Agreement with Athersys so as to permit Newco to utilize the Athersys Intellectual Property in making, having made, importing, using, offering for sale and selling the Product for use in the Field in the Territory.

C. Simultaneously herewith Newco and Athersys are entering into the Athersys License Agreement relating to Newco's use of the Athersys Intellectual Property.

         Now, Therefore, the Parties agree as follows:

1.      DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings. Capitalized terms used in this Agreement and not otherwise defined in this Clause 1 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the JDOA or the Elan License Agreement, as applicable.

1.1. "AFFILIATE" shall mean with respect to Elan or Athersys, any corporation or entity other than Newco (and entities controlled by it) controlling, controlled by or under the common control of Elan or Athersys, as the case may be, and, with respect to Newco, any corporation or entity under control of Newco. For the purpose of this definition, "control" shall mean (a) direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors, or (b) the actual ability to control and direct the management of the applicable entity.

1.2. "AGREEMENT" shall mean this License Agreement (which expression shall be deemed to include the Recitals and Schedules hereto).

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1.3.     "ATHERSYS" shall mean Athersys, Inc., a Delaware corporation having its principal place of business at 11000 Cedar Avenue, Cleveland, Ohio 44106, its successors and permitted assigns.

1.4. "ATHERSYS IMPROVEMENTS" shall mean any improvements to the Athersys Know-How and/or the Athersys Patent Rights developed (a) by or on behalf of Athersys whether or not pursuant to the Project, (b) by Newco, or by Elan or any third party under contract with Newco, pursuant to the Project, and/or (c) jointly by any combination of Athersys, Elan or Newco pursuant to the Project. Except as limited by agreements with independent third parties in existence at any time during the term of the Athersys License, Athersys Improvements shall be deemed part of and shall be included in the term "Athersys Intellectual Property" and shall be deemed, immediately upon development, to be included in the license of the Athersys Intellectual Property granted to Newco hereunder. If the inclusion of an Athersys Improvement in the license of Athersys Intellectual Property granted to Newco hereunder is restricted or limited by a third party agreement, then Athersys shall use reasonable commercial efforts to exclude or where applicable to minimize any such restriction or limitation.

1.5. "ATHERSYS INTELLECTUAL PROPERTY" shall mean the Athersys Improvements, Athersys Know-How and/or the Athersys Patent Rights.

1.6. "ATHERSYS KNOW-HOW" shall mean Know-How that is Controlled by Athersys and relates to the Selected Protein produced using RAGE.

1.7. "ATHERSYS LICENSE" shall mean have the meaning as such term is defined in Clause 2.1 of this Agreement.

1.8. "ATHERSYS PATENT RIGHTS" shall mean any and all Patent Rights that are Controlled by Athersys relating to the Selected Protein produced using RAGE. The primary examples of the Athersys Patent Rights existing as of the date hereof are set forth on Schedule 1, which listing is not necessarily exhaustive.

1.9. "ATHERSYS TRADEMARK(S)" shall mean if requested by Newco, one or more trademarks, trade names, or service marks that are owned or licensed by or on behalf of Athersys that Athersys may nominate and approve in writing from time to time for use in connection with the sale or promotion of the Product by Newco.

1.10. "BOLUS DRUG DELIVERY SYSTEM" shall mean Elan's bolus drug delivery system having a drug reservoir volume of up to 1 ml. and a delivery rate of between 1 second and 1 hour, embodiments of which are disclosed in the Elan Patent Rights.

1.11. "BUSINESS PLAN" shall have the meaning, as such term is defined in the JDOA.

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                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.



1.12.    [***](1)

1.13. "COMMERCIALIZATION" shall mean the manufacture, have manufactured, promotion, distribution, import, use, marketing and sale of the Product in accordance with the terms of this Agreement.

1.14. "CONFIDENTIAL INFORMATION" shall have the meaning, as such term is defined in Clause 10.

1.15. "CONTINUOUS DRUG DELIVERY SYSTEM" shall mean Elan's ambulatory, micro-infusion system, having a flexible drug reservoir and capable of delivering pre-programmed continuous amounts of drug upon activation, embodiments of which are disclosed in Elan Patent Rights.

1.16. "CONTROLLED" shall mean, with respect to a particular item of information, material or intellectual property right, that the applicable Party owns or has a license to such item of information, material or intellectual property right and has the ability to grant to the other Party access to and a license or sublicense under such item as contemplated herein.

1.17. "EFFECTIVE DATE" shall mean the date of this Agreement as set forth in the first line of the Agreement.

1.18. "EIS" shall mean Elan International Services, Limited, a Bermuda exempted limited liability company incorporated under the laws of Bermuda and having its registered office at Clarendon House, Church St., Hamilton, Bermuda, and wholly-owned by Elan, plc.

1.19. "ELAN" shall mean Elan, plc and EPIL, and their respective successors and permitted assigns.

1.20. "ELAN, PLC" shall mean Elan Corporation, plc, a public limited company incorporated under the laws of Ireland acting through its division Elan Pharmaceutical Technologies.

1.21. "ELAN IMPROVEMENTS" shall have the meaning as such term is defined in the Elan License Agreement.

1.22. "ELAN INTELLECTUAL PROPERTY" shall have the meaning as such term is defined in the Elan License Agreement.

1.23. "ELAN LICENSE" shall have the meaning set forth in Clause 2.1 of the Elan License Agreement.

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(1) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.

1.24. "ELAN LICENSE AGREEMENT" shall mean that certain License Agreement, of even date herewith, entered into between Athersys and Newco.

1.25. "EPIL" shall mean Elan Pharma International Limited, a private limited company incorporated under the laws of Ireland that is wholly-owned by Elan, plc.

1.26. "FIELD" shall mean the subcutaneous administration of the Selected Protein produced using RAGE via the MEDIPAD(R) Drug Delivery System to treat the Selected Indication.

1.27. "FINANCIAL YEAR" shall mean each year commencing on 1 January (or in the case of the first Financial Year, the Effective Date) and expiring on 31 December of each year.

1.28.    [***](2)

1.29.    [***](3)

1.30.    "INITIAL INDICATION" shall mean the treatment of  [***](4)

1.31. "IN MARKET" shall mean the sale of the Product by Newco or its Affiliates, or where applicable by a permitted sub-licensee or distributor, to an unaffiliated third party such as (i) an end-user consumer of the Product or (ii) a wholesaler, distributor, managed care organization, hospital or pharmacy or other third party payor for final commercial sale by such party to the consumer, and shall exclude in any event the transfer pricing of the Product by Newco to an Affiliate.

1.32. "JDOA" shall mean that certain Subscription, Joint Development And Operating Agreement, of even date herewith, by and between Elan, Athersys, EIS and Newco.

1.33. "KNOW-HOW" shall mean any and all information and know-how, whether patentable or not, including but not limited to discoveries, inventions, substance, data, techniques, processes, systems, formulations, designs and commercial information.

----------------------

(2) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(3) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(4) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

1.34.    "LICENSES" shall mean the Elan License and the Athersys License.

1.35. "MANAGEMENT COMMITTEE" shall have the meaning, as such term is defined in the JDOA.

1.36. "MEDIPAD(R) DRUG DELIVERY SYSTEM" shall mean the Bolus Drug Delivery System and/or Continuous Drug Delivery System, as the case may be.

1.37. "NET SALES" shall mean an amount equal to the aggregate gross amount invoiced to the purchasers for In Market sales of the Products by Newco and its Affiliates and permitted sub-licensees, less the following deductions to the extent actually incurred or allowed with respect to such sales:

         (i) transportation charges or allowances, if any, included in such invoiced price;

         (ii) trade, quantity or cash discounts, broker's or agent's commissions, if any, allowed or paid;

         (iii) credits or allowances, if any, given or made on account of price adjustments, returns, bad debts, promotional discounts, rebates and any and all federal, state or local government rebates whether in existence now or enacted at any time during the term of the Licenses; and

         (iv) any tax, excise or governmental charge upon or measured by the sale, transportation, delivery or use of the Product.

1.38. "NEWCO" shall mean Athersys Newco Ltd., an exempted Bermuda limited liability company incorporated under the laws of Bermuda by EIS and Athersys on October 18, 1999 and having its registered office at 102 St. James Court, Flatts, Smiths FL04, Bermuda, its successors and permitted assigns.

1.39. "NEWCO INTELLECTUAL PROPERTY" shall mean all Newco Program Technology and all technology licensed or acquired by Newco (other than Elan Intellectual Property and Athersys Intellectual Property) or developed by Newco outside of the Project, and all intellectual property rights in or appurtenant to any of the foregoing.

1.40. "NEWCO PROGRAM TECHNOLOGY" shall mean any and all Program Technology, excluding all Elan Improvements and all Athersys Improvements.

1.41. "PARTY" shall mean Athersys or Newco, as the case may be, and "PARTIES" shall mean Athersys and Newco.

1.42. "PATENT RIGHTS" shall mean any and all patents and patent applications, and all rights therein, and including all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates


                                       7
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                                            CONFIDENTIAL MATERIAL OMITTED AND
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                                            AND EXCHANGE COMMISSION.
                                            ASTERISKS DENOTE SUCH OMISSIONS.


         and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of or supplemental protection certificates with respect to any patents.

1.43. "PROGRAM TECHNOLOGY" shall mean all Know-How and technology developed by or on behalf of Newco, whether by Elan, Athersys, a third party or jointly by any combination thereof, pursuant to the Project;

1.44. "PRODUCT" shall mean the Selected Protein produced using RAGE and incorporated within or packaged with the MEDIPAD(R) Drug Delivery System.

1.45. "PROJECT" shall mean all activities undertaken by Newco (and/or by Elan or Athersys pursuant to a contract with Newco) relating to the development and Commercialization of the Product for use in the Field in accordance with the Plan.

1.46. "RAGE" shall mean the technology Controlled by Athersys' related to randomly activated gene expression techniques.

1.47. "SELECTED INDICATION" shall mean the Initial Indication, unless and until a Substitute Indication is designated to be the subject of the Project pursuant to the designation of a Substitute Protein/Indication under the provisions of Clauses 7.2 and 7.3 of the JDOA, in which case the term "Selected Indication" shall mean such designated Substitute Indication.

1.48. "SELECTED PROTEIN" shall mean [***](5), unless and until a Substitute Protein is designated to be the subject of the Project pursuant to the designation of a Substitute Protein/Indication under the provisions of Clauses 7.2 and 7.3 of the JDOA, in which case the term "Selected Protein" shall mean such designated Substitute Protein.

1.49.    "SUBSTITUTE INDICATION" shall mean [***](6)

1.50.    "SUBSTITUTE PROTEIN" [***](7)

1.51. "SUBSTITUTE PROTEIN/INDICATION" shall mean either: [***]8 as designated pursuant to the terms of Clauses 7.2 and 7.3 of the JDOA.



--------------------------

(5) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(6) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(7) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(8) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.


 "TECHNOLOGICAL COMPETITOR"

         1.52.1 "TECHNOLOGICAL COMPETITOR OF ATHERSYS" shall mean any entity listed on Schedule 2 hereto, subject to Clause 1.52.3 and amendment from time to time upon mutual written agreement of Newco, Athersys and Elan.

         1.52.2 "TECHNOLOGICAL COMPETITOR OF ELAN" shall mean any entity listed on Schedule 3 hereto, subject to Clause 1.52.3 and amendment from time to time upon mutual written agreement of Newco, Athersys and Elan.

         1.52.3 The Technological Competitor of Elan and Technological Competitor of Athersys shall include any and all divisions or subsidiaries and successors of such entities subject to the following: except for [***](9) (in whatever name or corporate or non-corporate form in which [***](10) may exist), which in any and all events shall remain a Technological Competitor of Elan, (a) if a Technological Competitor of Elan or Athersys, as the case may be, shall enter into any transaction of merger, reorganization or consolidation, or transfer, sale, assignment or other disposition or acquisition of the capital stock or substantially all of the assets, of another Technological Competitor of Elan or Athersys as the case may be, then the successor entity shall also be considered a Technological Competitor of Elan or Athersys as the case may be, and (b) if a Technological Competitor of Elan or Athersys as the case may be, shall enter into a transaction of merger, reorganization or consolidation, or transfer, sale, assignment or other disposition or acquisition of the capital stock or substantially all of the assets, of an entity other than a Technological Competitor of Elan or Athersys as the case may be, then the successor entity shall also be considered a Technological Competitor of Elan or Athersys, as the case may be, only if such Technological Competitor of Elan or Athersys is the surviving entity. Notwithstanding anything to the contrary herein, the parties agree that [***](11) and any of its subsidiaries or affiliates (other than

         [***](12) (in whatever name or corporate or non-corporate form in which [***](13) may exist)), is not a Technological Competitor of Elan.


1.53.    "TERM" shall have the meaning set forth in Clause 9.


(9) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(10) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(11) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(12) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(13) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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1.54.    "TERRITORY" shall mean all the countries of the world.

1.55. "UNITED STATES DOLLAR" and "US$" shall mean the lawful currency for the time being of the United States of America.

1.56.    In this Agreement:

         1.56.1 The singular includes the plural and vice versa, and the masculine includes the feminine and vice versa and the neuter includes the masculine and the feminine.

         1.56.2 Any reference to a Clause or Schedule shall, unless otherwise specifically provided, be to the Clause or Schedule of this Agreement.

         1.56.3 The headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.

2.       ATHERSYS LICENSE TO NEWCO

2.1. Athersys hereby grants to Newco for the Term an exclusive world-wide license (including the limited right to grant sublicenses under Clause 2.5) (the "ATHERSYS LICENSE") of the Athersys Intellectual Property solely to research, develop and otherwise engage in the Commercialization of the Product solely for use in the Field.

2.2. If Athersys would owe a third party royalty or other compensation obligations based on the practice of the Athersys Intellectual Property by Newco in connection with the Project, Athersys will inform Newco and Elan of such royalty or compensation obligation. If Newco and Elan agree to utilize such Athersys Intellectual Property in connection with the Project, Newco will be responsible for the payment of such royalty or other compensation obligations incurred based on such use.

         For the avoidance of doubt, royalties, milestones or other payment obligations of Athersys that arise from the practice of the Athersys Intellectual Property by Newco in connection with the Project (for example, a milestone payment payable upon successful completion of Phase II clinical trials, the filing of an NDA application, obtaining NDA approval, or first commercial sale) shall be payments for which Newco will be responsible under this Clause 2.2, provided that such payment obligations were disclosed to Newco by Athersys as required above.

2.3. Elan shall be a third party beneficiary under this Agreement and shall have the right to cause Newco to enforce Newco's rights under this Agreement against Athersys.

2.4. Notwithstanding anything contained in this Agreement to the contrary, Athersys shall retain all rights to fully exploit and grant licenses and sublicenses with respect to the Athersys Intellectual Property except as such rights are exclusively licensed to Newco under the Athersys License. Newco hereby covenants that it shall not practice, use or sublicense the Athersys Intellectual Property except as expressly permitted under the Athersys License.



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2.5.     Newco shall not assign any of its rights under the Athersys License relating to the Athersys Intellectual Property, or any of its rights under the Newco Intellectual Property relating to the Product for use in the Field, without the prior written consent of Elan and Athersys.

         Newco shall not sublicense any of its rights under the Athersys License relating to the Athersys Intellectual Property, or license any of its rights under the Newco Intellectual Property relating to the Product for use in the Field, without the prior written consent of Elan and Athersys, which consent shall not be unreasonably withheld or delayed; provided, however, that the consent of Elan or Athersys may be withheld in Elan's or Athersys's sole discretion in the case of a proposed sublicense of such rights to a Technological Competitor of Elan or a Technological Competitor of Athersys, as the case may be.

2.6. Newco shall not enter into any agreement with any third party for development of the Athersys Intellectual Property without the prior written consent of Athersys, which consent may be withheld in Athersys's sole discretion. Any agreement between Newco and any permitted third party for the development or exploitation of the Athersys Intellectual Property shall be limited expressly to development or exploitation relating solely to the research, development and/or Commercialization of the Product in the Field and shall require such third party to maintain the confidentiality of all information concerning the Athersys Intellectual Property, and shall expressly provide that any Athersys Improvements shall belong to Athersys.

2.7. Insofar as the obligations owed by Newco to Athersys are concerned, Newco shall remain responsible for all acts and omissions of any permitted sub-licensee, that violate the terms of this Agreement, including Elan, as if they were acts and omissions by Newco.

3.       SUBSTITUTE INDICATIONS/PRODUCTS

3.1. The Parties acknowledge that the provisions relating to the selection and designation of a Substitute Protein/Indication are set forth in Clauses 7.2 and 7.3 of the JDOA.

4.       INTELLECTUAL PROPERTY

4.1.     OWNERSHIP OF INTELLECTUAL PROPERTY:

         4.1.1 All rights, title, and interest to any Athersys Improvements shall be the property of Athersys; and Newco and Elan shall execute and deliver documents, and take such other actions as Athersys may reasonably request, to effect or evidence such ownership.

         4.1.2 The Parties agree that Newco shall own all rights, title, and interest in and to the Newco Intellectual Property.


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         4.1.3    Athersys shall own and retain all rights, title, and interests in and to the Athersys Intellectual Property, subject only to the license rights granted to Newco under Clause 2.

4.2.     TRADEMARKS.

         4.2.1 Athersys hereby grants to Newco for the Term a non-exclusive, royalty free license in the Territory to use and display the Athersys Trademarks to promote and sell the Product in the Field in the Territory. The following provisions shall apply as regards the use of the Athersys Trademarks by Newco hereunder:

                  (1) Newco shall ensure that each reference to and use of an Athersys Trademark by Newco is in a manner approved by Athersys (such approval not to be unreasonably withheld) and accompanied by an acknowledgement, in a form approved by Athersys, that the same is a trademark (or registered trademark) of Athersys.

                           From time to time, upon the reasonable request of Athersys, Newco shall submit samples of the Product to Athersys or its duly appointed agent to ensure compliance with quality standards and specifications reasonably determined by Athersys relating to RAGE or the Selected Protein. Athersys, or its duly appointed agent, shall have the right to inspect the premises of Newco where the Product is manufactured, held or stored, and Newco shall permit such inspection, upon reasonable advance notice and at a time reasonably convenient to Newco, of the methods and procedures used in the manufacture, storage and sale of the Product, which inspection shall be subject to appropriate and reasonable restrictions and limitations regarding safety and confidentiality. Newco shall not sell or otherwise dispose of any Product bearing the Athersys Trademarks that fails to comply with the quality standards and specifications referred to in this Clause 4.2.

                  (2) Newco shall not use an Athersys Trademark in any way that might materially prejudice its distinctiveness or validity or the goodwill of Athersys therein.

                  (3) The Parties recognize that the Athersys Trademarks have considerable goodwill associated therewith. Newco shall not use in relation to the Product any trademarks other than the Athersys Trademarks (except the Elan Trademarks licensed to Newco under the Elan License Agreement) without obtaining the prior consent in writing of Athersys, which consent may not be unreasonably withheld. However, such use must not conflict with the use and display of the Athersys Trademark and such use and display must be approved by Athersys.

                  (4) Newco shall not use in the Territory any trademarks or trade names so resembling the Athersys Trademark as to be likely to cause confusion or deception.



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                  (5)      Newco shall promptly notify Athersys in writing of
                           any alleged infringement or unauthorized use of which it becomes aware by a third party of the Athersys Trademarks and provide Athersys with any applicable evidence of infringement or unauthorized use.

                  (6) Newco shall favorably consider promoting and using the Athersys Trademarks in each country of the Territory and provide proof of such use upon request by Athersys.

                  (7) Newco shall not be permitted to assign or sublicense any of its rights under the Athersys Trademarks without the prior written consents of Athersys, which consent shall not be unreasonably withheld or delayed.

         4.2.2 Athersys shall, at its sole expense and discretion, file and prosecute applications to register and maintain registrations of the Athersys Trademarks in the Territory. Newco shall reasonably co-operate with Athersys in such efforts. If Athersys decides to withdraw a mark from further prosecution or fails to maintain such mark, Newco may request Athersys to continue such prosecution or maintenance at Newco's expense. Athersys may comply with Newco's request unless Athersys believes such action is without merit.

         4.2.3 Athersys will be entitled to conduct all enforcement proceedings relating to the Athersys Trademarks and shall at its sole discretion decide what action, if any, to take in respect to any enforcement proceedings of the Athersys Trademarks or any other claim or counter-claim brought in respect to the use or registration of the Athersys Trademarks. Any such proceedings shall be conducted at Athersys's expense and for its own benefit. Newco shall reasonably cooperate with Athersys in such efforts. If Athersys decides to withdraw a mark from further prosecution or fails to maintain such mark, Newco may request Athersys to continue such prosecution or maintenance at Newco's expense. Athersys may comply with Newco's request unless Athersys believes such action is without merit.

         4.2.4 Newco shall promptly notify Athersys in writing in the event that any Athersys Trademark has been challenged by a third party in a judicial or administrative proceeding in a country in the Territory as infringing on the rights of a third party and Athersys shall have the first right to decide whether or not to defend such allegations, or to adopt an alternative mark. If Athersys decides not defend the Athersys Trademark, then Newco may request Athersys to defend the Athersys Trademark, at Newco's expense, unless such requested defense is believed by Athersys to be unsubstantiated and without merit. In such a case, Athersys may elect not initiate defense proceedings.

         4.2.5 Newco will have no ownership rights in respect of the Athersys Trademarks or of the goodwill associated therewith, and Newco hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and will remain, vested in Athersys.

         4.2.6 Nothing in this Agreement shall be construed as a warranty on the part of Athersys regarding the Athersys Trademarks, including without limitation, that use of the Athersys Trademarks in the Territory will not infringe the rights of any third parties. Accordingly, Newco acknowledges and agrees that Athersys makes no such warranty.

         4.2.7 Athersys assumes no liability to Newco or to any third parties with respect to the quality, performance or characteristics of any of the goods manufactured or sold by Newco under the Athersys Trademarks pursuant to this Agreement.

5.       AFTER ACQUIRED TECHNOLOGY

5.1. If after the Effective Date Athersys acquires Know-How or Patent Rights from a third Party relating to the Athersys Intellectual Property, or if Athersys acquires or merges with a third party entity that owns or has license rights to Know-How or Patent Rights relating to the Athersys Intellectual Property, then Athersys shall offer to license such Know-How and Patent Rights to Newco (subject to existing contractual obligations) solely for Newco to research, develop and otherwise engage in the Commercialization of the Product solely for use in the Field (for purposes of this Clause 5.1, the "Field of Use"), on such terms as would be offered to an independent third party negotiating in good faith on an arms-length basis.

         If the Elan representatives on the Management Committee determine that Newco should not acquire such license, or if the parties are unable to reach agreement on such commercial terms within 120 days from Athersys's offer to Newco or within another mutually agreeable period, then Athersys shall be free to fully exploit such Know-How and Patent Rights in such Field of Use, and to grant to third parties licenses and sublicenses with respect thereto. Notwithstanding the foregoing, Athersys shall retain all rights to exploit and license any such acquired Know-How and Patent Rights for all purposes outside of such Field of Use.

6.       FINANCIAL PROVISIONS

6.1.     ROYALTIES:

         The intent of the Parties and Elan is to provide for equivalent economic benefit to each of Athersys and Elan. Accordingly, prior to the Commercialization of the Product, the Management Committee shall consider and if appropriate, determine reasonable royalties with respect to the Commercialization of the Product by Newco that shall be payable by Newco to Elan and Athersys, and shared by Elan and Athersys pro rata with Elan's and Athersys's respective percentage ownership of stock (whether common stock and/or preferred stock) in Newco.

6.2. Payment of royalties pursuant to Clause 6.1 shall be made quarterly in arrears during each Financial Year within 60 days after the expiry of the applicable calendar quarter. The method of payment shall be by wire transfer to an account specified by Athersys. Each payment made to Athersys shall be accompanied by a true accounting of all

         Product sold by Newco, its Affiliates and permitted sublicensees, if any, during such quarter.

         Such accounting shall show, on a country-by-country and Product-by-Product basis, Net Sales (and the calculation thereof) and each calculation of royalties with respect thereto, including the calculation of all adjustments and currency conversions.

6.3. Newco shall maintain and keep clear, detailed, complete, accurate and separate records for a period of 3 years:

         6.3.1 to enable any royalties on Net Sales that shall have accrued hereunder to be determined; and

         6.3.2 to enable any deductions made in the Net Sales calculation to be determined.

6.4. All payments due hereunder shall be made in United States Dollars. Payments due on Net Sales of any Product for each calendar quarter made in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect on the last working day for such quarter for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country of origin of such payment.

6.5. If, at any time, legal restrictions in the Territory prevent the prompt payment when due of royalties or any portion thereof, the Parties shall meet to discuss suitable and reasonable alternative methods of paying Athersys the amount of such royalties. In the event that Newco is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or government regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which they accrue to Athersys's account in a bank acceptable to Athersys in the country the currency of which is involved or as otherwise agreed by the Parties.

6.6. Athersys and Newco agree to co-operate in all respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available.

6.7. Any taxes payable by Athersys on any payment made to Athersys pursuant to this Agreement shall be for the account of Athersys. If so required by applicable law, any payment made pursuant to this Agreement shall be made by Newco after deduction of the appropriate withholding tax, in which event the Parties shall co-operate to obtain the appropriate tax clearance as soon as is practicable. On receipt of such clearance, Newco shall forthwith arrange payment to Athersys of the amount so withheld.

7.       RIGHT OF INSPECTION AND AUDIT

7.1. No more than once every twelve months and upon reasonable advance notice requested by Athersys, Newco shall permit Athersys or its duly authorized representatives, at any reasonable time during normal business hours, to have access to inspect and audit the accounts and records of Newco and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to Athersys. Such inspection shall be of records relating to a time period not previously audited hereunder, and in no event older than three years.

         Any such inspection of Newco's records shall be at the expense of Athersys, except that if any such inspection reveals a deficiency in the amount of the royalty actually paid to Athersys hereunder during the period inspected of 5% or more of the amount of any royalty actually due to Athersys hereunder for such period, then the expense of such inspection shall be borne solely by Newco. Any amount of deficiency shall be paid promptly to Athersys by Newco.

         If such inspection reveals a surplus in the amount of royalties actually paid to Athersys by Newco, Athersys shall reimburse Newco the surplus within 15 days after determination.

7.2. In the event of any unresolved dispute regarding any alleged deficiency or overpayment of royalty payments hereunder, the matter will be referred to an independent firm of chartered accountants chosen by agreement of Athersys and Elan for a resolution of such dispute. Any decision by the said firm of chartered accountants shall be binding on the Parties.

8.       REPRESENTATIONS AND WARRANTIES

8.1. Athersys represents and warrants to Newco that, as of the Effective Date, to Athersys' best knowledge:

         (a)      Athersys has the right to grant the Athersys License;

         (b) Schedule 1 contains the primary examples of Athersys Patent Rights existing as of the date hereof, which listing is not necessarily exhaustive;

         (c) there are no agreements between Athersys and any third parties that would conflict with or would prevent Athersys from granting the Athersys License to Newco;

         (d) Athersys is the owner or licensee of all rights, title and interest in the Athersys Intellectual Property,

         (e) Athersys has no knowledge of any pending or threatened action, suit, proceeding or claim by others challenging Athersys' rights in or to such Athersys Intellectual Property as related to the Field, which would have a material adverse effect on the ability of Newco to conduct the Project; and

         (f) the Athersys Intellectual Property constitutes all intellectual property owned or licensed by Athersys that are reasonably applicable to the Project as it relates to the Selected Protein produced using RAGE.

8.2.     Athersys further represents and warrants to Newco as follows:

         (a) there are no existing or claimed defaults by Athersys, and to Athersys' best knowledge by any other party, under any license agreement pursuant to which Athersys has obtained any license rights to any Athersys Intellectual Property; and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default under such license agreements by Athersys, or to Athersys's best knowledge by any other party, and

         (b) Athersys shall, during the term of the Licenses, comply with the material terms and conditions of such license agreements and will if appropriate enforce its rights under such license agreements.

8.3. In addition to any other indemnities provided for herein, Athersys shall indemnify and hold harmless Newco and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Newco arising out of or in connection with any:

         8.3.1 breach of any representation, covenant, warranty or obligation by Athersys hereunder; or

         8.3.2 act or omission on the part of Athersys or any of its respective employees, agents, officers and directors in the performance of this Agreement.

8.4. In addition to any other indemnities provided for herein, Newco shall indemnify and hold harmless Athersys and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Athersys arising out of or in connection with any:

         8.4.1 breach of any representation, covenant, warranty or obligation by Newco hereunder; or

         8.4.2 act or omission on the part of Newco or any of its agents or employees in the performance of this Agreement.

8.5.     The Party seeking an indemnity shall:

         8.5.1 fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

         8.5.2 permit the indemnifying Party to take full care and control of such claim or proceeding;

         8.5.3 co-operate in the investigation and defense of such claim or proceeding;

         8.5.4 not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld conditioned or delayed; and

         8.5.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

8.6. EXCEPT AS SET FORTH IN THIS CLAUSE 8, ATHERSYS IS GRANTING THE ATHERSYS LICENSE HEREUNDER ON AN "AS IS" BASIS WITHOUT REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

8.7. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER ATHERSYS NOR NEWCO SHALL BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OF THIS AGREEMENT OR THE JDOA OR ANY DUTY OF COMMON LAW, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFITS OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE BREACHING PARTY, ITS EMPLOYEES OR AGENTS OR OTHERWISE.

9.       TERM AND TERMINATION

9.1.     TERM

         9.1.1 The term of this Agreement ("the Term") shall commence as of the Effective Date and shall, subject to Clause 9.1.2 and early termination of the Agreement pursuant to the other provisions of this Clause 9, expire on a country-by-country basis on the last to occur of:

                  (a) 15 years starting from the date of the first commercial sale of the Product in the country concerned; or

                  (b) the date of expiration of the last to expire of the Patents Rights included in the Athersys Patent Rights and/or Athersys Improvements.

         9.1.2 In no event shall the Term exceed twenty-five (25) years from the Effective Date.

9.2.     TERMINATION

         If either Party commits a Relevant Event, the other Party shall have, in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' prior written notice to the defaulting Party, such notice to be provided if at all within 180 days after the occurrence of such Relevant Event.

9.3. For the purpose of this Clause 9, a "RELEVANT EVENT" is committed or suffered by a Party if:

         9.3.1 such Party commits a material breach of its obligations under this Agreement and fails to cure or remedy such breach within 60 days of being specifically required in writing to do so by the other Party; provided, that if the breaching Party has proposed a course of action to rectify or cure the breach and is acting in good faith to rectify or cure same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified so long as such breaching Party continues to exert good faith efforts to rectify or cure the breach; or

         9.3.2 such Party ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Party (such consent not to be unreasonably withheld);

         9.3.3 upon the appointment, as to such Party, of a liquidator, receiver, administrator, examiner, trustee or similar officer with authority over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United Sates of America, Bermuda or Ireland; or

         9.3.4 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed by a Party, and is not discharged within 60 days, or all or substantially all of the assets, rights, revenues and/or business of a Party are for any reason seized, confiscated or condemned.

9.4.     If Elan terminates the Elan License Agreement in accordance with Clause
         9.4 thereof due to a Change of Control of Athersys/Newco, then Athersys shall have the right, at its election, to terminate this Agreement upon ten business days prior written notice to Elan.

9.5.     Upon expiration or termination of this Agreement:

         (a) any sums that were due from Newco to Athersys on Net Sales in the Territory or in such particular country or countries in the Territory (as the case may be) prior to the expiration or termination of this Agreement as set forth herein shall be paid in full within 60 days after the expiration or termination of this Agreement for the Territory or for such particular country or countries in the Territory (as the case may be);

         (b) any provisions that expressly survive termination or expiration of this Agreement, including without limitation this Clause 9, shall remain in full force and effect;

         (c) all representations, warranties and indemnities shall insofar as are appropriate remain in full force and effect;

         (d) the rights of inspection and audit set out in Clause 7 shall continue in force for a period of one year;

         (e) all rights and licenses granted to Newco pursuant to this Agreement and to the Athersys Intellectual Property pursuant to the JDOA (including the rights of Newco pursuant to Clause 11 of the JDOA with respect to patent prosecution and maintenance) shall cease for the Territory or for such particular country or countries in the Territory (as the case may be) and shall revert to or be transferred to Athersys, and Newco shall not thereafter use in the Territory or in such particular country or countries in the Territory (as the case may be) any such rights covered by this Agreement;

         (f) Subject to Clause 9.5.(g) and to such license, if any, granted by Newco to Athersys pursuant to the provisions of Clause 12 of the JDOA (entitled "Exploitation Outside the Field"), all rights to Newco Intellectual Property shall be automatically licensed, on a world-wide, non-exclusive, perpetual royalty-free basis, to each of Athersys and Elan, and each of Elan and Athersys may independently and separately exploit such Newco Intellectual Property pursuant to such non-exclusive license (with the right to sublicense) without accounting to the other;

         (g) the rights of permitted third party sub-licensees in and to the Athersys Intellectual Property shall survive the termination of the license and sublicense agreements granting said intellectual property rights to Newco; and Newco, Elan and Athersys shall in good faith agree upon the form most advantageous to Elan and Athersys in which the rights of Newco under any such licenses and sublicenses are to be held (which form may include continuation of Newco solely as the holder of such licenses or assignment of such rights to a third party or parties, including an assignment to both Elan and Athersys). Any sublicense agreement between Newco and such permitted sublicensee shall permit an assignment of rights by Newco to Elan and Athersys and shall contain appropriate confidentiality provisions.

10.      CONFIDENTIAL INFORMATION

10.1. The Parties agree that it will be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other proprietary information relating to the Field, the Product, processes, services and business of the disclosing Party.

         The foregoing shall be referred to collectively as "CONFIDENTIAL INFORMATION".

10.2. Any Confidential Information disclosed by one Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement and the JDOA and for no other purpose.

         10.3. Each Party shall disclose Confidential Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their agreement hereto as a condition of receiving Confidential Information. Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other Party. Each Party shall, upon request of the other Party, return all documents and any copies thereof containing Confidential Information belonging to, or disclosed by, such other Party.

10.4. Any breach of this Clause 10 by any person informed by one of the Parties is considered a breach by the Party itself.

10.5. The obligations of a Party under this Clause 10 with respect to the Confidential Information of the other Party shall not apply to:

         10.5.1   information that is in the public domain;

         10.5.2 information that is made public through no breach of this Agreement;

         10.5.3 information that is independently developed by a Party without reliance on any of the other Party's Confidential Information, as evidenced by such Party's records;

         10.5.4 information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source did not acquire this information on a confidential basis; or

10.6. Further, a receiving Party may disclose the Confidential Information of the other Party to the extent it is required to disclose such information pursuant to:

                  (i)      a valid order of a court or other governmental body;
                           or

                  (ii)     any other requirement of law;

                  provided that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

10.7. The provisions relating to confidentiality in this Clause 10 shall remain in effect during the term of this Agreement, and for a period of 7 years following the expiration or earlier termination of this Agreement.

10.8. The Parties agree that the obligations of this Clause 10 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein.

         Accordingly, the Parties agree that any such violation or threatened violation shall cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party may be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 10, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

11.      GOVERNING LAW AND JURISDICTION

11.1. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the provisions thereof relating to the conflict of laws.

11.2. The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives of the Parties. In the event that such negotiations do not result in a mutually acceptable resolution, the Parties agree to consider other dispute resolution mechanisms including mediation.

         In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism, any such dispute shall be settled in accordance with the terms of Clauses 19 and 24.7 of the JODA.

12.      IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

         Neither Athersys nor Newco shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, intervention of a government authority, provided that the Party whose performance is delayed or prevented continues to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

13.      ASSIGNMENT

         Each Party shall not be permitted to assign its rights or obligations hereunder without the prior written consent of the other Party except as follows:

13.1. The Parties shall have the right to assign their rights and obligations hereunder to their respective Affiliates, provided, however, that such assignment does not result in adverse tax consequences for the other Party.

13.2. Athersys shall be entitled to assign this Agreement to its successor in interest pursuant to acquisition, merger, consolidation or purchase of all or substantially all of the assets of Athersys. For the avoidance of doubt, nothing in this Clause 13 shall prejudice Elan's rights under the Elan License Agreement, including Elan's right to terminate the Elan License Agreement in accordance with Clause 9.4 thereof.

14.     NOTICES

14.1. Any notice to be given under this Agreement shall be sent by registered airmail or telefaxed to the following addresses:

         If to Newco at:

         Clarendon House
         Church St.
         Hamilton, Bermuda
         Attention:        Secretary
         Telephone:        441 292 9169
         Fax:              441 292 2224

         with a copy to Elan at:

         Elan Corporation, plc
         C/o Elan International Services. Ltd.
         102 St. James Court
         Flatts
         Smiths FL04 Bermuda
         Attention:        Secretary
         Telephone:        441 292 9169
         Telefax:          441 292 2224

         If to Athersys at:

         11000 Cedar Avenue
         Cleveland, Ohio 44106
         USA
         Attention:        President and Chief Executive Officer
         Telephone:        (216) 231-9911
         Fax:              (216) 231-0905

         with a copy to:

         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real

         Palo Alto, CA 94306
         Attention:        Barclay James Kamb, Esq.
         Telephone         (650) 843-5052
         Fax:              (650) 857-0663

         If to Elan at:

         Elan Corporation, plc
         C/o Elan International Services. Ltd.
         102 St. James Court
         Flatts
         Smiths FL04 Bermuda
         Attention: Secretary
         Telephone:  441 292 9169
         Telefax:      441 292 2224

         or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

14.2. Any notice sent by mail shall be deemed to have been delivered within seven 7 working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within twenty 24 hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

15.      MISCELLANEOUS

15.1.    WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any other breach or failure to perform or of any other right arising under this Agreement.

15.2.    SEVERABILITY:

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

         (a) The Parties shall attempt in good faith to amend the Agreement to provide an alternate to such provision to conform to applicable laws so as to be valid and enforceable; and retain the intent of the Parties relating to such provision; or

         (b) If the Parties cannot so amend the Agreement without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

15.3.    FURTHER ASSURANCES:

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

15.4.    SUCCESSORS:

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

15.5.    NO EFFECT ON OTHER AGREEMENTS/CONFLICT:

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided herein.

         In the event of a conflict between the provisions of this Agreement and the provisions of the JDOA, the terms of the JDOA shall prevail unless this Agreement specifically provides otherwise.

15.6.    AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party and Elan.

15.7.    COUNTERPARTS:

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.


15.8.    NO RELIANCE:

         Each Party hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

15.9.    RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Athersys and Newco as partners, or Athersys as an employee of Newco, or Newco as an employee of Athersys.


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

         Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

SIGNED

BY: /s/ Gil Van Bokkelen
    ---------------------------------------
for and on behalf of
ATHERSYS, INC.

SIGNED

BY: /s/ I. S. Outerbridge
    ---------------------------------------
For and on behalf of
ATHERSYS NEWCO LTD.

CONSENTED AND AGREED TO:

SIGNED

BY: /s/ Kevin Insley
    ---------------------------------------
For and on behalf of
ELAN CORPORATION, PLC, ACTING THROUGH
ITS DIVISION ELAN PHARMACEUTICAL
TECHNOLOGIES

SIGNED

BY: /s/ Kevin Insley
    ---------------------------------------
for and on behalf of
ELAN PHARMA INTERNATIONAL LIMITED




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